Exhibit 10.37
REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
SB ENERGY, INC.
AND
THE INITIAL SHAREHOLDERS
[ ⬤ ], 2026

TABLE OF CONTENTS

SECTION I.	DEFINITIONS	2

1.1	Drafting Conventions; No Construction Against Drafter	2
1.2	Defined Terms	2

SECTION II.	REPRESENTATIONS AND WARRANTIES	5

2.1	Representations and Warranties of the Initial Shareholders	5
2.2	Representations and Warranties of the Company	5

SECTION III.	REGISTRATION RIGHTS	6

3.1	Demand and Piggyback Rights	6
3.2	Notices, Cutbacks and Other Matters	8
3.3	Facilitating Registrations and Offerings	12
3.4	Indemnification	17
3.5	Section 4(a)(7) and Rule 144	20

SECTION IV.	MISCELLANEOUS PROVISIONS	20

4.1	Confidentiality	20
4.2	Reliance	20
4.3	Access to Agreement; Amendment and Waiver; Actions of the Board	21
4.4	Notices	22
4.5	Counterparts; Electronic Delivery	23
4.6	Remedies; Severability	23
4.7	Entire Agreement	23
4.8	Termination	23
4.9	Governing Law	24
4.10	Successors and Assigns; Beneficiaries	24
4.11	Consent to Jurisdiction; Specific Performance; WAIVER OF JURY TRIAL	25
4.12	Further Assurances; Company Logo	25
4.13	Regulatory Matters	25
4.14	No Third Party Liability	25
4.15	Effectiveness of Agreement	26
4.16	Removal of Legends	26
4.17	Inconsistent Agreements	26

EXHIBIT
Exhibit A: Form of Joinder Agreement

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is entered into as of [  ], 2026 by and among (a) SB Energy, Inc., a Texas corporation (the “Company”), (b) SB Energy HoldCo, LLC and SVF II Energy (DE) LLC (each, a “SoftBank Holder,” and collectively, the “SoftBank Holders”), (c) OpenAI Infra Holdings, LLC (“OpenAI”), (d) NVIDIA Corporation (“NVIDIA”), and (e) each other Person that from time to time becomes a party to this Agreement by execution of a Joinder Agreement, including each Management Holder (as defined below).
RECITALS
A.The Company is proposing to consummate an initial public offering (the “Initial Public Offering”) of the Company’s Common Stock (as defined herein), pursuant to an Underwriting Agreement, dated [ ⬤ ], 2026 (the “Underwriting Agreement”).
B.In connection with the consummation of the Initial Public Offering, all of the shares of Common Stock held by SBE Global, LP (“SBE Global”) will be distributed to Energy Global, LP (“Energy Global”) and, in turn, to Energy Global’s limited partners (the “Closing Distribution”), and neither SBE Global nor Energy Global will thereafter hold any shares of Common Stock. As a result of the Closing Distribution, each of the SoftBank Holders, OpenAI and Energy Global’s other limited partners will hold shares of Common Stock directly.
C.In connection with the consummation of the Initial Public Offering, (i) NVIDIA will purchase shares of Class N Common Stock (as defined herein) from the Company in a private placement pursuant to the Share Purchase Agreement, dated as of August 17, 2026, between the Company and NVIDIA (the “Concurrent Private Placement”) and (ii) shares of Class N Common Stock will be delivered to NVIDIA in settlement of the Prepaid Forward Contract, dated as of August 17, 2026, between Energy Global and NVIDIA (the “Prepaid Forward Contract”). The shares of Class N Common Stock issued in the Concurrent Private Placement and upon settlement of the Prepaid Forward Contract will not be registered in the Initial Public Offering, but will be convertible into shares of Common Stock.
D.OpenAI holds the OpenAI Warrants (as defined herein), a portion of which will remain outstanding following the Initial Public Offering and, upon vesting, will be exercisable for shares of Common Stock.
E.The Shares (as defined herein) held or acquired by the Initial Shareholders have not been registered under the Securities Act (as defined herein), and the Company has agreed to grant the registration rights set forth in this Agreement with respect to such Shares, including in satisfaction of its obligations to provide registration rights under the Concurrent Private Placement and the Prepaid Forward Contract.
F.The Initial Shareholders (as defined herein) and the Company desire to enter into this Agreement effective upon the Effective Time (as defined herein).

G.The Board of Directors of the Company (the “Board of Directors”) has approved this Agreement.
H.The parties to this Agreement desire to agree upon the respective rights and obligations after the Effective Time with respect to the securities of the Company now or hereafter issued and outstanding and held by the parties to this Agreement and certain matters with respect to their investment in the Company.
AGREEMENT
Now therefore, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:
SECTION I.DEFINITIONS
1.1Drafting Conventions; No Construction Against Drafter.
(a)The headings in this Agreement are provided for convenience and do not affect its meaning. The words “include,” “includes” and “including” are to be read as if they were followed by the phrase “without limitation.” Unless specified otherwise, any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement. Unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations. If any date specified in this Agreement as a date for taking action falls on a day that is not a business day, then that action may be taken on the next business day. Unless specified otherwise, the words “party” and “parties” refer only to a party named in this Agreement or one who joins this Agreement as a party pursuant to the terms hereof.
(b)The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof or rule of strict construction favoring or disfavoring any party because of the authorship of any provision of this Agreement.
1.2Defined Terms. The following capitalized terms, as used in this Agreement, have the meanings set forth below.
“Affiliate” means with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including any partner, officer, director or member of the specified Person and, if the specified Person is a private equity fund, any investment fund now or hereafter managed by, or which is controlled by or is under common control with, one or more general partners of the specified Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise. For the avoidance of doubt, “Affiliates” of SoftBank shall include (i) investment funds managed by the SoftBank’s Affiliates and/or (ii) any investment fund consented to as an Affiliate by the Company.
“Board of Directors” has the meaning set forth in the recitals.
“Class N Common Stock” means the Class N common stock of the Company.
“Closing” means the closing of the Initial Public Offering.
“Closing Distribution” has the meaning set forth in the recitals.
“Common Stock” means the common stock, par value $0.0001 per share, of the Company.
“Company” has the meaning set forth in the preamble and shall include any successor thereto.
“Concurrent Private Placement” has the meaning set forth in the recitals.
“Director” means a member of the Board of Directors.
“Effective Time” has the meaning set forth in Section 4.15.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Initial Public Offering” has the meaning set forth in the recitals.
“Initial Shareholders” means, collectively, the SoftBank Holders, OpenAI, and NVIDIA.
“Joinder Agreement” means the joinder agreement substantially in the form of Exhibit A.
“Management Holder” means any employee or officer of the Company or any of its subsidiaries that becomes a party to this Agreement by execution of a Joinder Agreement designating such Person as a “Management Holder,” and any Permitted Transferee of such Person.
“Management Shares” means the Shares held by the Management Holders.
“NVIDIA” has the meaning set forth in the preamble.
“OpenAI” has the meaning set forth in the preamble.
“OpenAI Warrants” means the warrants to purchase shares of Common Stock held by OpenAI or any of its Affiliates or Permitted Transferees pursuant to that certain Amended and Restated Warrant to Purchase Shares, dated as of August 17, 2026, as amended, restated or replaced from time to time, and any warrants issued in substitution or exchange therefor.

“Permitted Transferee” means, with respect to any Shareholder, (i) any Affiliate of such Shareholder, (ii) any director, officer or employee of such Shareholder or any Affiliate of such Shareholder, (iii) any direct or indirect member or general or limited partner of such Shareholder, or of any direct or indirect parent entity or predecessor holder of Shares held by such Shareholder, that is the transferee of Shares pursuant to one or more pro rata distributions of Shares to partners or members, as applicable,(including the Closing Distribution) by such Shareholder to its partners or members, as applicable (or any subsequent transfer of such Shares by the transferee to another Permitted Transferee), (iv) upon the death of any Shareholder who is a natural person, such Shareholder’s executors, administrators, testamentary trustees, legatees and beneficiaries, or (v) any other Transferee designated as a Permitted Transferee by the SoftBank Majority Interest.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act).
“Registration Rights Holders” means, collectively, the SoftBank Holders, OpenAI, NVIDIA and their respective Permitted Transferees that hold Shares.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Shares” means, at any time, (i) shares of Common Stock and Class N Common Stock, including any and all shares issued in the Closing Distribution, the Concurrent Private Placement, upon settlement of the Prepaid Forward Contract or upon exercise of the OpenAI Warrants, and (ii) any other equity securities now or hereafter issued by the Company, together with any options thereon and any other shares of stock or other equity securities issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization); provided, that (x) shares of Class N Common Stock, and shares of Common Stock issuable upon exercise of the OpenAI Warrants, shall constitute Shares on an as-converted or as-exercised basis, as applicable, solely for purposes of calculating the number of Shares held by, or requested to be included in an offering by, any Shareholder and any threshold, pro rata, majority or cutback determination hereunder, and (y) no shares of Class N Common Stock, and no OpenAI Warrants, may be included in any registration statement or sold in any registered offering hereunder unless and until such shares of Class N Common Stock have been converted into, or such OpenAI Warrants have been exercised for, shares of Common Stock in accordance with Section 3.2(h).
“Shareholders” means the Initial Shareholders and any other shareholders who from time to time become party to this Agreement by execution of a Joinder Agreement.
“SoftBank” means SoftBank Group Corp.

“SoftBank Holders” has the meaning set forth in the preamble, and includes any other Affiliate of SoftBank that holds Shares from time to time and has become a party to this Agreement by execution of a Joinder Agreement.
“SoftBank Majority Interest” means, at any given time, the SoftBank Holders holding a majority of the outstanding Shares held at that specified time by all SoftBank Holders.
“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement.
“Transferee” means the recipient of a Transfer.
“Underwriting Agreement” has the meaning set forth in the recitals.
“WKSI” means a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.
SECTION II.REPRESENTATIONS AND WARRANTIES
2.1Representations and Warranties of the Initial Shareholders. Each Initial Shareholder has the power and authority to enter into this Agreement and carry out its obligations hereunder. Each of the Initial Shareholders hereby represents, warrants and covenants to the Company as follows: (a) if such Initial Shareholder is an entity, this Agreement has been duly authorized, executed and delivered by such Shareholder; (b) this Agreement constitutes the valid and binding obligation of such Initial Shareholder enforceable against it in accordance with its terms; and (c) if such Initial Shareholder is an entity, the execution, delivery and performance by such Initial Shareholder of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Initial Shareholder, or require such Initial Shareholder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not constitute a breach of or default under any material agreement to which such Initial Shareholder is a party. If such Initial Shareholder is a natural person, such person has full capacity to contract.
2.2Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Shareholders as follows: (a) the Company has full corporate power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.
SECTION III.REGISTRATION RIGHTS
3.1Demand and Piggyback Rights.
(a)Right to Demand a Registered Offering. Upon the demand of one or more Registration Rights Holders, the Company will facilitate in the manner described in this Agreement a registered offering (including a block trade) of the Shares requested by the demanding Registration Rights Holders to be included in such offering, on Form S-1 or, if the Company is then eligible to use such form, Form S-3. There is no limit on the aggregate number of demands that may be made under this Agreement, provided that the Company shall not be required to effect more than three (3) demanded registered offerings and underwritten shelf takedowns, taken together, in any rolling twelve (12) month period; provided, further, that the Company shall not be required to effect any demanded registered offering or any underwritten shelf takedown requested by one or more Registration Rights Holders unless the Registration Rights Holders making such demand reasonably expect the aggregate offering price of the Shares to be sold in such offering, before deduction of underwriting discounts and commissions, to exceed $25,000,000, except that this minimum shall not apply if such demand covers all Shares then held by each demanding Registration Rights Holder; and provided, further, that the Company shall not be required to effect any additional demanded registered offering or any underwritten shelf takedown requested by one or more Registration Rights Holders until at least seventy-five (75) days have elapsed from the date on which the prior demanded registered offering or underwritten shelf takedown became effective or was consummated, as applicable. Subject to Section 3.2(e) below, any demanded registered offering may, at the Company’s option, include Shares to be sold by the Company for its own account and will also include Shares to be sold by other Shareholders or other holders of Shares with similar rights that exercise their related piggyback rights on a timely basis.
(b)Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of Common Stock covered by a non-shelf registration statement (whether pursuant to the exercise of demand rights or at the initiative of the Company), the Shareholders may exercise piggyback rights to have included in such offering Shares held by them. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering.
(c)Right to Demand and be Included in a Shelf Registration. As soon as the Company is eligible to use a registration statement on Form S-3 (or any successor form), the Company will file and use its reasonable best efforts to maintain the effectiveness of a shelf registration statement on Form S-3 (which, if the Company is then eligible, shall be an automatic shelf registration statement as defined in Rule 405 under the Securities Act) covering the resale of Shares held by the Registration Rights Holders. The Company will use its reasonable best efforts to become and remain eligible to use Form S-3 for secondary offerings, including by filing all reports required to be filed by it under the Exchange Act on a timely basis, and, at any time when it is eligible to do so, to qualify and remain qualified as a WKSI and not to become an ineligible issuer as defined in Rule 405 under the Securities Act. Prior to such time, upon the demand of one or more Registration Rights Holders, the Company will facilitate in the manner described in this Agreement a registration of Shares held by them on Form S-1. Any registration statement, whether on Form S-1 or Form S-3, filed by the Company covering Shares (whether pursuant to a Registration Rights Holder demand or at the initiative of the Company) will cover all Shares held by each of the Shareholders (regardless of whether they demanded the filing of such shelf or not, but, in the case of a Management Holder, only upon such Management Holder’s written request) unless such Shareholder notifies the Company in writing requesting to include a lesser amount. If at the time of such request the Company is a WKSI, such shelf registration may, at the request of such Registration Rights Holders, cover an unspecified number of Shares to be sold by the Company and the Shareholders.
(d)Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of one or more Registration Rights Holders made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” of Shares off of an effective shelf registration statement. In connection with any underwritten shelf takedown (whether pursuant to the exercise of such demand rights or at the initiative of the Company), the Shareholders may exercise piggyback rights to have included in such takedown Shares held by them that are registered on such shelf. In the case of an underwritten block trade off of a shelf registration statement, the demanding Registration Rights Holders shall notify the Company not less than two (2) business days prior to the day such offering is planned to commence. Underwritten shelf takedowns are subject to the minimum aggregate limitation set forth in Section 3.1(a).
(e)Right to Reload a Shelf. Upon the written request of a Registration Rights Holder at such time when the Company is not a WKSI, the Company will file and seek the effectiveness of a post-effective amendment to an existing shelf registration statement in order to register up to the number of Shares previously taken down off of such shelf and not yet “reloaded” onto such shelf registration statement.
(f)Limitations on Demand and Piggyback Rights.
(i)Any demand for the filing of a registration statement or for a registered offering or takedown will be subject to the constraints of any applicable lockup arrangements, and such demand must be deferred until such lockup arrangements no longer apply; provided, that in no event will any such lockup arrangement defer a demand for more than 180 days after the effective date of the registration statement for the Initial Public Offering or more than 60 days after the pricing date of any other public offering; provided further, that a Registration Rights Holder may make a demand, and the Company will confidentially submit a registration statement, during the term of any lockup arrangement to the extent permitted by, and subject to the notice requirements of, such lockup arrangement, so long as no public filing of a registration statement is made and no Shares are sold prior to the expiration of such lockup. If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, the Shareholders will not have piggyback or other registration rights with respect to registered primary offerings by the Company (i) in connection with registrations on Form S-4 or Form S-8 promulgated by the SEC or any successor or similar forms, (ii) where the Shares are not being sold for cash or (iii) where the offering is a bona fide offering of securities other than Shares, even if such securities are convertible into or exchangeable or exercisable for Shares.
(ii)Any registration statement may be suspended or a filing delayed by the Company if the Board of Directors determines in good faith (i) that use by the Shareholders of such proposed registration statement for purposes of effecting offers or sales of Shares pursuant thereto would (A) require, under the Securities Act, premature disclosure in such registration statement of material, nonpublic information concerning any proposed material transaction involving the Company or (B) materially interfere with any bona fide material financing, acquisition, disposition, corporate reorganization, merger or other material transaction involving the Company or any of its subsidiaries, and (ii) that such premature disclosure or interference would be materially adverse to the Company or such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely; provided that (x) any such determination shall be made in good faith and in the Board of Directors’ reasonable judgment based on the advice of external counsel, and (y) all Shareholders shall be treated consistently in connection with each such determination; and provided further, that the Company shall promptly notify each Shareholder in writing of any such action and provided further, that any such delay may not last more than sixty (60) days on any one occasion and the Company may not exercise such delay right more than twice in any twelve (12) month period; provided, further, that the aggregate number of days of such delay in any twelve (12) month period shall not exceed sixty (60) days; provided, however, that the Company may exercise such delay right more than twice in any twelve (12) month period if it does so during the fifteen (15)-day period prior to the Company’s regularly scheduled quarterly earnings announcement date, so long as the aggregate number of days of delay in such twelve (12) month period does not exceed one hundred twenty (120) days
3.2Notices, Cutbacks and Other Matters.
(a)Notifications Regarding Registration Statements. In order for one or more Registration Rights Holders to exercise their right to demand that a registration statement be filed, they must so notify the Company in writing indicating the number of Shares sought to be registered and the proposed plan of distribution. The Company will use its reasonable best efforts to keep the Shareholders reasonably apprised of all pertinent aspects of its pursuit of any registration, whether pursuant to a Registration Rights Holder demand or otherwise, with respect to which a piggyback opportunity is available (and in any event, at least five (5) days before a filing of a registration statement). Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these discussions.
(b)Notifications Regarding Registration Piggyback Rights. Any Shareholder wishing to exercise its piggyback rights with respect to a non-shelf registration statement must notify the Company of the number of Shares it seeks to have included in such registration statement. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the second trading day prior to (i) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur. No such notice is required in connection with a shelf registration statement, unless such Shareholder requests the Company to register less than all its Shares in which case such notice must be given at least two business days before the filing of such shelf registration statement.
(c)Notifications Regarding Demanded Underwritten Takedowns.
(i)The Company will use its reasonable best efforts to keep the Shareholders reasonably apprised of all pertinent aspects of any underwritten shelf takedown in order that they may have a reasonable opportunity to exercise their related piggyback rights (and in any event, shall provide notice of such underwritten shelf takedown at least five (5) days before a filing of a prospectus supplement). Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Shareholders be notified by the Company of an anticipated underwritten takedown (whether pursuant to a demand made by the Registration Rights Holders or made at the Company’s own initiative) no later than 5:00 pm, New York City time, on (i) if applicable, the second trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in all cases, the second trading day prior to the date on which the pricing of the relevant takedown occurs.
(ii)Any Shareholder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the Company of the number of Shares it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on (i) if applicable, the trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all cases, the trading day prior to the date on which the pricing of the relevant takedown occurs.
(iii)Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.
(d)Plan of Distribution, Underwriters and Counsel. If (i) a majority of the Shares proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown are being sold by the Company for its own account and (ii) such offering was initiated by the Company and not by any Registration Rights Holder, the Company will be entitled to determine the plan of distribution and select the managing underwriters for such offering. Otherwise, in the case of any underwritten offering or block trade effected upon the demand of the SoftBank Holders, the SoftBank Holders will be entitled to determine the plan of distribution and designate the investment banks that will serve as lead or co-managing underwriters, and, in the case of any other underwritten offering, the Registration Rights Holders holding a majority of the Shares requested to be included in such offering will be entitled to determine the plan of distribution and designate the investment banks that will serve as lead or co-managing underwriters. In the case of an offering effected upon the demand of the SoftBank Holders, the SoftBank Holders will be entitled to select counsel for the selling Shareholders; in the case of any other offering, Registration Rights Holders participating in such offering and holding a majority of the Shares requested to be included in such offering will be entitled to select such counsel (which counsel may be the same as counsel for the Company). In the case of a shelf registration statement, the plan of distribution will provide as much flexibility as is reasonably possible, including with respect to resales by transferee Shareholders.
(e)Cutbacks. If the managing underwriters advise the Company and the selling Shareholders that, in their opinion, the number of Shares requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Shares being offered, such offering will include only the number of Shares that the underwriters advise can be sold in such offering.
(i)In the case of a registered offering upon the demand of one or more Registration Rights Holders, the Registration Rights Holders (including those exercising piggyback rights pursuant to Section 3.1(b)) will be subject to cutback pro rata, on a pari passu basis with all other Registration Rights Holders, based on the number of Shares initially requested by them to be included in such offering. Shares proposed to be sold by any selling shareholder that is not a Registration Rights Holder will be cut back in full before any cutback is applied to the Registration Rights Holders. To the extent of any remaining capacity, all other selling Shareholders will have second priority and will be subject to cutback pro rata based on the number of Shares initially requested by them to be included in such offering. To the extent of any remaining capacity, the Company will have third priority. Except as contemplated by the immediately preceding sentences, no additional seller (other than (A) the Company, (B) transferees to whom a Shareholder has assigned its rights under this Agreement and (C) holders of Shares with contractual registration rights previously approved in accordance with Section 4.17) will be included in an underwritten offering without the consent of Registration Rights Holders holding a majority of the Shares then held by all Registration Rights Holders.
(ii)In the case of a registered offering upon the initiative of the Company, Shares proposed to be sold by holders other than the Company and the Registration Rights Holders will be cut back first, pro rata based on the number of Shares initially requested by them to be included in such offering. If a further cutback is required, Shares proposed to be sold by the Registration Rights Holders will be cut back next, pro rata based on the number of Shares initially requested by them to be included in such offering. Shares proposed to be sold by the Company for its own account will be cut back last. Except as contemplated by the immediately preceding sentences, no additional seller (other than (A) the Company, (B) transferees to whom a Shareholder has assigned its rights under this Agreement and (C) holders of Shares with contractual registration rights previously approved in accordance with Section 4.17) will be included in an underwritten offering without the consent of Registration Rights Holders holding a majority of the Shares held by all Registration Rights Holders.

(iii)Notwithstanding the foregoing clauses (i) and (ii), if any Management Holders have requested to include Management Shares in an underwritten offering and the managing underwriters advise the Company that, in their opinion, the inclusion of some or all of such Management Shares would adversely affect the marketability, proposed offering price, timing or method of distribution of such offering, the Company will exclude from such offering the number of Management Shares identified by the managing underwriters as having any such adverse effect (which may be all of such Management Shares) before any cutback is applied to any other Shares requested to be included in such offering.
(f)Withdrawals. Even if Shares held by a Registration Rights Holder have been part of a registered underwritten offering, such Registration Rights Holder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Shares being offered for its account.
(g)Lockups. In connection with any underwritten offering of Shares following the Initial Public Offering, the Company, each participating Shareholder and each Management Holder (whether or not participating in such offering) hereby agree to be bound by the underwriting agreement’s lockup restrictions (which must apply, and continue to apply, in like manner to all of them) that are agreed to by Registration Rights Holders holding a majority of Shares being sold by all Registration Rights Holders; provided, however, that in no event shall such lockup restrictions last more than 60 days after the pricing date of any such public offering.
(h)Conversion of Class N Common Stock; Exercise of Warrants. Shares of Class N Common Stock are not eligible to be included in any registration statement or sold in any registered offering hereunder for so long as they remain outstanding as Class N Common Stock. In connection with any registration statement, registered offering or shelf takedown in which a Registration Rights Holder elects to include Shares represented by shares of Class N Common Stock or by OpenAI Warrants, (i) such Registration Rights Holder shall deliver a notice of conversion or exercise, as applicable, which may be conditioned upon, and effective immediately prior to, the closing of the applicable sale, (ii) the Company will register the resale of the shares of Common Stock issuable upon such conversion or exercise and will take all actions reasonably necessary to effect such conversion or exercise, including reserving and issuing the underlying shares of Common Stock and instructing its transfer agent, so that shares of Common Stock free of restrictive legends are delivered to the purchasers at the closing of such sale, and (iii) if such sale is not consummated, such notice shall be of no force or effect and such shares shall remain outstanding as Class N Common Stock, or such OpenAI Warrants shall remain outstanding, as applicable. No conversion, exercise or sale contemplated by this Section 3.2(h) shall be required to be effected to the extent it would constitute a “Restricted Transfer,” or would cause any Person, together with its “FERC Affiliates,” to equal or exceed the “Utility Control Threshold,” in each case as such terms are defined in the amended and restated certificate of formation of the Company in effect as of the Effective Time (the “Certificate of Formation”). Each Shareholder acknowledges that sales of Shares pursuant to any registration statement hereunder remain subject to the transfer restrictions set forth in the Certificate of Formation.

(i)Expenses. All expenses incurred in connection with any registration statement or registered offering covering Shares held by Shareholders, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel to the Company and of the independent certified public accountants, the expense of qualifying such Shares under state blue sky laws, and the reasonable and documented fees and disbursements of one counsel for the selling Shareholders, selected pursuant to Section 3.2(d), not to exceed $150,000 in the aggregate per registration, will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to Shares sold for the account of a Shareholder, any fees and disbursements of any other counsel to such Shareholder, and such Shareholder’s internal administrative and similar costs will be borne by such Shareholder.
3.3Facilitating Registrations and Offerings.
(a)General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of Shares on behalf of the Shareholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of Shares for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Section 3.3.
(b)Registration Statements. In connection with each registration statement that is demanded by the Registration Rights Holders or as to which piggyback rights otherwise apply, the Company will:
(i)prepare and file (or confidentially submit) with the SEC a registration statement covering the applicable Shares, (ii) prepare and file (or confidentially submit) such amendments or supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten public offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with the sale of Shares by an underwriter or dealer), (iii) seek the effectiveness thereof, and (iv) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Registration Rights Holders and as reasonably necessary in order to permit the offer and sale of such Shares in accordance with the applicable plan of distribution;
(ii)(1) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Shareholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Shareholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Shareholders or any underwriter available for discussion of such documents;
(2)within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Shareholders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Shareholders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;
(iii)cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Shares (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(iv)notify each Shareholder promptly, and, if requested by such Shareholder, confirm such advice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation or threatening of any proceedings for that purpose, (iii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, if required by applicable law, prepare and file a supplement or amendment to such registration statement or prospectus so that, as thereafter delivered to the purchasers of Shares registered thereby, such registration statement or prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
(v)furnish counsel for each underwriter, if any, and for the Shareholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;
(vi)otherwise comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force);

(vii)use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;
(c)Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by the Registration Rights Holders or as to which piggyback rights otherwise apply, the Company will:
(i)cooperate with the selling Shareholders and the sole underwriter or managing underwriter of an underwritten offering of Shares, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends; and enable such Shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Shareholders or the sole underwriter or managing underwriter of an underwritten offering of Shares, if any, may reasonably request at least five days prior to any sale of such Shares;
(ii)furnish to each Shareholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Shares; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Shareholder and underwriter in connection with the offering and sale of the Shares covered by the prospectus or the preliminary prospectus;
(iii)(i) use its reasonable best efforts to register or qualify the Shares being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Shareholder holding Shares covered by a registration statement, shall reasonably request; (ii) use its reasonable best efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the registration statement and (iv) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Shareholder to consummate the disposition in each such jurisdiction of such Shares owned by such Shareholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Shares in connection therewith) in any such jurisdiction;
(iv)cause all Shares being sold to be qualified for inclusion in or listed on the principal U.S. securities exchange on which the Common Stock is then so qualified or listed;

(v)cooperate and assist in any filings required to be made with Financial Industry Regulatory Authority and in the performance of any due diligence investigation by any underwriter in an underwritten offering;
(vi)use its reasonable best efforts to facilitate the distribution and sale of any Shares to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Shareholders or the lead managing underwriter of an underwritten offering, in each case only to the extent reasonably necessary, customary, reasonably available and appropriate for the relevant transaction; and
(vii)enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Shares and in connection therewith:
(1)make such representations and warranties to the selling Shareholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;
(2)obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to each selling Shareholder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Shareholders and underwriters, in each case only to the extent reasonably necessary, customary, reasonably available and appropriate for the relevant transaction;
(3)obtain comfort letters and updates thereof from the Company’s independent certified public accountants or independent auditors addressed to the selling Shareholders, if permissible, and the underwriters, if any, which letters shall be customary in form, shall cover matters of the type customarily covered by comfort letters to underwriters in connection with primary underwritten offerings, shall be dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement, and shall include comparable letters from the independent certified public accountants or independent auditors of any subsidiary of the Company and of any business acquired by the Company for which financial statements or financial data are, or are required to be, included in such registration statement, in each case only to the extent reasonably necessary, customary, reasonably available and appropriate for the relevant transaction;
(4)to the extent requested by the Registration Rights Holders, cause the Company’s directors and executive officers to enter into lock-up agreements in customary form; and

(5)to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Shareholders providing for, among other things, the appointment of such representative as agent for the selling Shareholders for the purpose of soliciting purchases of Shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants.
The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.
(d)Due Diligence. In connection with each registration and offering of Shares to be sold by Shareholders, the Company will, in accordance with customary practice, make available for inspection by representatives of the Shareholders participating in such offering and underwriters and any counsel or accountant retained by such Shareholder or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise, in each case only to the extent reasonably necessary, customary, reasonably available and appropriate for the relevant transaction and subject to applicable law, privilege, confidentiality obligations, reasonable officer availability and the avoidance of material disruption to the Company’s operations.
(e)Information from Shareholders. Each Shareholder that holds Shares covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement, the ownership of Shares by such Shareholder and the proposed distribution by such Shareholder of such Shares as the Company may from time to time reasonably request in writing.
(f)Support for Unregistered Transactions. In connection with any proposed in-kind distribution, bona fide margin loan or pledge, customary sale pursuant to Rule 144 or another applicable exemption from registration under the Securities Act, unregistered financing, or other transaction (including exchange offers) involving Shares held by a Registration Rights Holder, the Company will, upon reasonable advance notice and subject to applicable law, attorney-client privilege and other applicable privileges, confidentiality obligations, reasonable availability of the Company’s officers and employees and the avoidance of material disruption to the Company’s operations, provide reasonable assistance, information, documentation and other support for marketing, due diligence and other processes and deliverables, in each case as is reasonably necessary, customary, reasonably available and appropriate for the relevant transaction. Any comfort letter or management presentation shall be provided to the extent reasonably necessary, customary, reasonably available and appropriate for the relevant transaction.
(g)Participation in Underwritten Offerings. No Shareholder will be required, in connection with any underwritten offering or shelf takedown hereunder, to make any representation, warranty or agreement other than as to (i) such Shareholder’s title to and ownership of its Shares, (ii) its authority to enter into the applicable agreements, (iii) its intended method of distribution, (iv) the accuracy of written information furnished by such Shareholder specifically for use in the registration statement or offering documents, (v) compliance with applicable law and (vi) such other representations, warranties, covenants and agreements as are required by applicable law or customary underwriting practice and are applicable to such Shareholder. Any liability of a Shareholder under any underwriting agreement or related agreement shall be several and not joint, and in no event shall the aggregate liability of any Shareholder under any such agreement exceed the net proceeds actually received by such Shareholder from the sale of Shares in such offering, except in the case of fraud or willful misconduct by such Shareholder. No Shareholder may participate in any underwritten offering or shelf takedown hereunder unless such Shareholder completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements and other documents reasonably required under the terms of the applicable underwriting arrangements and consistent with this Section 3.3(g), and any Shareholder that fails to do so may be excluded from such offering or takedown.
(h)Participation of Management Holders in the Sale Process. Each Management Holder agrees that, for so long as he or she is employed by the Company or any of its subsidiaries, he or she will participate in the sale process for any registration statement or registered offering hereunder in a manner customary for persons in like positions and consistent with his or her other duties to the Company, including in connection with the preparation of the registration statement and the preparation and presentation of any road shows.
3.4Indemnification.
(a)Indemnification by the Company. In connection with the Company’s sale of Common Stock in the Initial Public Offering pursuant to the Underwriting Agreement, and in the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Shares held by the Shareholders, the Company will hold harmless the Shareholders and each underwriter of such securities and each other person, if any, who controls any Shareholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including legal fees and costs of court), joint or several, to which the Shareholders or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact (i) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse the Shareholders and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability or (B) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law, in each case applicable to the Company and relating to any action taken or any action or inaction required of the Company in connection with such registration, qualification or compliance; provided, however, that the Company shall not be liable to any Shareholder or its underwriters or controlling persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Shareholders or such underwriter specifically for use in the preparation thereof.
(b)Indemnification by the Shareholders. Each Shareholder will, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.4(a)) the Company, each director of the Company, each officer of the Company who shall sign the registration statement, and any person who controls the Company within the meaning of the Securities Act, with respect to any statement or omission from such registration statement, or any amendment or supplement to it, to the extent such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Shareholder specifically regarding such Shareholder specifically for use in the preparation of such registration statement or amendment or supplement and has not been corrected in a subsequent writing prior to the sale of Shares to the person asserting the claim; provided, that in no event shall the aggregate liability of any Shareholder under this Section 3.4(b), together with any contribution payable by such Shareholder under Section 3.4(d), exceed the net proceeds actually received by such Shareholder from the sale of Shares pursuant to the applicable registration statement, except in the case of fraud or willful misconduct by such Shareholder.
(c)Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 3.4(a) and Section 3.4(b), the indemnified party will, if a resulting claim is to be made or may be made against an indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Section 3.4, except to the extent that the indemnifying party is actually and materially prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.
(d)Contribution. If the indemnification required by this Section 3.4 from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 3.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 3.4(d). Notwithstanding the provisions of this Section 3.4(d), no Shareholder shall be required to contribute any amount in excess of the amount by which the net proceeds actually received by such Shareholder from the sale of Shares pursuant to the applicable registration statement exceeds the amount of any damages which such Shareholder has otherwise been required to pay by reason of an untrue statement or omission, except in the case of fraud or willful misconduct by such Shareholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.
(e)Non-Exclusive Remedy. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract (and the Company and its subsidiaries shall be considered the indemnitors of first resort in all such circumstances to which this Section 3.4 applies) and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Shares and the termination or expiration of this Agreement.
3.5Section 4(a)(7) and Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of Registration Rights Holders, make publicly available such information) and it will take such further action as any Shareholder may reasonably request, to the extent reasonably necessary and without imposing an undue burden on the Company, so as to enable such Shareholder to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Section 4(a)(7) of the Securities Act, or (c) any similar rule, regulation, or statutory exemption hereafter adopted or enacted. Upon the request of any Shareholder, the Company will deliver to such Shareholder a written statement as to whether it has complied with such requirements.
SECTION IV.MISCELLANEOUS PROVISIONS
4.1Reliance. Each covenant and agreement made by a party in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the Effective Time regardless of any investigation. Except for the persons entitled to indemnification or contribution under Section 3.4, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns.
4.2Access to Agreement; Amendment and Waiver; Actions of the Board. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Shareholder at the principal executive offices of the Company. Any party may waive in writing any provision hereof intended for its benefit, provided, that, in the case of any waiver by the Company, such waiver is consented to in writing by the SoftBank Majority Interest. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. This Agreement may be amended only with the prior written consent of the SoftBank Majority Interest and the Company; provided that any amendment to this Agreement that adversely affects any Shareholder (other than any SoftBank Holder) in a disproportionate manner shall not be effective against such Shareholder without the prior written consent of such Shareholder; and provided, further, that no amendment or waiver of this Agreement that would adversely affect the registration rights of any Registration Rights Holder shall be effective as to such Registration Rights Holder without its prior written consent. Any consent given as provided in the preceding sentence shall be binding on all parties (subject to the provisos in the preceding sentence). Further, with the prior written consent of the SoftBank Majority Interest and the Company, at any time hereafter Permitted Transferees may be made parties hereto, with any such additional parties to be treated as “Shareholders” for all purposes hereunder, by executing a Joinder Agreement, which shall be attached to this Agreement and become a part hereof without any further action of any other party hereto.
4.3Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by electronic mail, sent by express overnight courier service, or delivered to the applicable party at the respective address or electronic mail address indicated below:
If to the Company:
SB Energy, Inc.
3 Lagoon Dr., Suite 280
Redwood City, California 94065
Attn: General Counsel
With a copy (which shall not constitute notice):
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attention:
If to the SoftBank Holders:
c/o SoftBank Group Corp.
1-7-1 Kaigan, Minato-ku
Tokyo 105-7537, Japan
Attention:

With a copy (which shall not constitute notice):
SBGI Legal Department
300 El Camino Real
Menlo Park, CA 94025
Attention:
If to OpenAI:
OpenAI Infra Holdings, LLC
1455 3rd Street
San Francisco, CA 94158
Attention:
General Counsel
With a copy (which shall not constitute notice):
Sullivan & Cromwell
550 Hamilton Ave
Palo Alto, California 94301
Attention:
If to NVIDIA:
NVIDIA Corporation
2788 San Tomas Expressway
Santa Clara, California 95051
Attention:
If to any other Shareholder:
SB Energy, Inc.
3 Lagoon Dr., Suite 280
Redwood City, California 94065
Attn: General Counsel
or at such Person’s address for notice as set forth in the books and records of the Company, or, as to each of the foregoing, at such other address as shall be designated by a party in a written notice to other parties complying as to delivery with the terms of this Section 4.4. All such notices, requests, demands and other communications shall be effective (i) two days after being deposited in the mail, (ii) one day after being deposited with the express overnight courier service, (iii) upon transmission if sent by electronic mail prior to 5:00 pm, New York City time, on a business day, and otherwise on the next business day, or (iv) upon delivery if personally delivered, in each case addressed as aforesaid.
4.4Counterparts; Electronic Delivery. This Agreement may be executed in two or more counterparts, and delivered via facsimile,.pdf or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
4.5Severability. If any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein are not to be in any way impaired thereby, it being intended that all of the rights and privileges of the parties be enforceable to the fullest extent permitted by law.
4.6Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof; provided that nothing in this Agreement supersedes, limits or otherwise affects the Shareholders Agreement, dated as of [•], 2026, among the Company, SoftBank Group Corp., SVF II Energy (DE) LLC and OpenAI (the “Shareholders Agreement”), or any right of the SoftBank Holders or their Affiliates thereunder.
4.7Termination. This Agreement shall terminate on the earliest of (i) the date on which no Registration Rights Holder holds any Shares, (ii) with respect to each Registration Rights Holder, such date as such Registration Rights Holder ceases to hold any Shares or (iii) with respect to any Shareholder other than a Registration Rights Holder, such date as such Shareholder may sell all of its Shares without regard to volume restrictions under Rule 144 under the Securities Act. Notwithstanding the foregoing, the registration rights of any Registration Rights Holder shall terminate as to such Registration Rights Holder on the date such Registration Rights Holder, together with its Permitted Transferees, beneficially owns less than one percent (1%) of the then outstanding Shares provided that the Company’s transfer agent has accepted the removal of associated restrictive legends and the Registration Rights Holder is able to dispose of all of its Shares pursuant to Rule 144 under the Securities Act without regard to the volume, manner-of-sale or public information requirements of such Rule. This Agreement may be terminated in its entirety with the prior written consent of the Company and each Registration Rights Holder then holding Shares.
4.8Governing Law. This Agreement is to be construed and enforced in accordance with the laws of the State of Texas, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.
4.9Successors and Assigns; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and assigns of the parties as contemplated herein. Any successor to the Company by way of merger or otherwise must specifically agree to be bound by the terms hereof as a condition of such succession. Each Registration Rights Holder may assign its rights under this Agreement, in whole or in part, to any Permitted Transferee that acquires Shares from such Registration Rights Holder, upon written notice to the Company and delivery by such Permitted Transferee of a Joinder Agreement, and any such Permitted Transferee shall thereafter be a Registration Rights Holder for all purposes hereunder.
4.10Consent to Jurisdiction; Specific Performance; WAIVER OF JURY TRIAL.
(a)Each of the parties hereto irrevocably and unconditionally consents to the sole and exclusive jurisdiction of the Texas Business Court, Third Business Court Division (or, if the Texas Business Court determines that it lacks jurisdiction, the United States District Court for the Western District of Texas, Austin Division, or, if that court lacks jurisdiction, the state district court of Travis County, Texas) to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to or in connection with this Agreement or the negotiation, breach, validity, termination or performance hereof and thereof or the transactions contemplated hereby and thereby and agrees that it will not bring any such action in any court other than such courts. Each party further irrevocably waives any objection to proceeding in such courts based upon lack of personal jurisdiction or to the laying of venue in such courts and further irrevocably and unconditionally waives and agrees not to make a claim that such courts are an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given as provided in Section 4.4. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment of a Texas federal or state court, or the taking of any action under this Agreement to enforce such a judgment, in any other appropriate jurisdiction.
(b)The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.
(c)EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED AND DELIVERED PURSUANT TO OR IN CONNECTION HEREWITH OR THE NEGOTIATION, BREACH,

VALIDITY, TERMINATION OR PERFORMANCE HEREOF AND THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHER, (I) NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION AND (II) NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 4.11. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.
4.11Further Assurances. At any time or from time to time after the Effective Time, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.
4.12No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto. Notwithstanding the foregoing, each person entitled to indemnification or contribution under Section 3.4 shall be entitled to enforce that Section against the applicable indemnifying party.
4.13Effectiveness of Agreement. This Agreement shall become effective (such time, the “Effective Time”) immediately prior to the effectiveness of the Company’s registration statement on Form S-1 related to the Initial Public Offering. However, to the extent the Closing does not occur, the provisions of this Agreement shall be without any force or effect.
4.14Removal of Legends. The Company shall remove any restrictive legends on any Shares held by any Shareholder promptly upon request by such Shareholder if such legend is not, in the reasonable determination of the Company upon the advice of legal counsel, required to comply with applicable securities laws, including at such time as such Shares are eligible for resale under an effective registration statement or pursuant to Rule 144 under the Securities Act, provided that such Shareholder delivers to the Company written representations that such Shares will be sold pursuant to such effective registration statement (and in compliance with the prospectus delivery requirements of the Securities Act) or pursuant to Rule 144, as applicable. Following any such request, the Company shall, at its sole expense (including the expense of its transfer agent and for same-day processing), (a) no later than the third business day following such request, deliver issuance instructions to its transfer agent and (b) no later than the seventh business day following such request, cause its transfer agent to credit the applicable Shares to such Shareholder’s balance account with The Depository Trust Company through its Direct Registration System or its Deposit/Withdrawal At Custodian system, as such Shareholder elects. If the transfer agent requires an opinion of counsel to remove any restrictive legend, the Company shall, at such Shareholder’s election, either (x) obtain such opinion at its own cost from a nationally recognized law firm, provided that such Shareholder delivers any reasonably required supporting written representations, or (y) instruct the transfer agent to accept an opinion of counsel obtained by such Shareholder from a nationally recognized law firm in reasonable form and substance. The Company shall not require an opinion of counsel where there is no material question as to the availability of Rule 144, provided that such Shareholder and its selling broker each represent that they have complied with Rule 144 and the Company is provided with a copy of the proposed notice of sale. If, following the removal of any restrictive legend, the applicable registration statement ceases to be effective or its use is suspended and Rule 144 is not then available for the resale of such Shares, such Shareholder will, upon the Company’s written request, reasonably cooperate with the Company to have an appropriate restrictive legend reinstated until such Shares are again eligible for resale.
4.15Inconsistent Agreements. Neither the Company nor any Shareholder shall enter into any agreement or side letter with, or grant any proxy to, any Shareholder, the Company or any other Person (whether or not such proxy, agreements or side letters are with other Shareholders, holders of Shares that are not parties to this Agreement or otherwise) that conflicts with the provisions of this Agreement or which would obligate such Person to breach any provision of this Agreement. Without limiting the foregoing, the Company shall not grant any Person registration rights that (i) provide such Person with senior cutback priority over any Registration Rights Holder, (ii) materially conflict with the registration rights of any Registration Rights Holder hereunder, (iii) materially impair the existing participation rights of any Registration Rights Holder hereunder or (iv) are superior on any individual term to the rights of any Registration Rights Holder hereunder, in each case unless approved by the SoftBank Majority Interest and, in the case of clauses (i), (ii) and (iii), each Registration Rights Holder whose rights would be so affected; provided, however, that the Company may grant other registration rights that do not have any such effect; and provided, further, that the Company may permit employees and officers of the Company and its subsidiaries to participate in piggyback offerings hereunder so long as each such Person becomes a party to this Agreement as a Management Holder by execution of a Joinder Agreement, it being understood that no Management Holder shall have any right to demand a registration statement, registered offering, shelf registration, shelf takedown or reload hereunder, or any right to select underwriters or counsel or to determine the plan of distribution for any offering.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties are signing this Registration Rights Agreement as of the date first set forth above.

SB ENERGY, INC.

By:
Name: Rich Hossfeld
Title: Co-Chief Executive Officer
[Signature Page to Registration Rights Agreement]

SB ENERGY HOLDCO, LLC

By:
Name:
Title:

SVF II ENERGY (DE) LLC

By:
Name:
Title:

OPENAI INFRA HOLDINGS, LLC

By:
Name:
Title:
[Signature Page to Registration Rights Agreement]

NVIDIA CORPORATION

By:
Name:
Title:
[Signature Page to Registration Rights Agreement]

Exhibit A
Joinder Agreement
By execution of this signature page, [_______________] hereby agrees to become a Party to, and to be bound by the obligations of, and receive the benefits of, that certain Registration Rights Agreement, dated as of [  ], 2026, by and among SB Energy, Inc., a Texas corporation, and certain other Parties named therein, as amended from time to time thereafter (the “Registration Rights Agreement”), and shall be a “Shareholder” for all purposes thereunder and, if it has acquired Shares from a Registration Rights Holder, a “Registration Rights Holder” for all purposes thereunder. If the undersigned is designated below as a “Management Holder,” the undersigned shall be a “Management Holder,” and the Shares held by the undersigned shall be “Management Shares,” for all purposes under the Registration Rights Agreement. The undersigned makes, as of the date hereof, the representations and warranties set forth in Section 2.1 of the Registration Rights Agreement.

[NAME]

By:
Name:
Title:

Notice Address:

Holder Designation (check if applicable):
☐ Management Holder

Acknowledged:

SB ENERGY, INC.

By:
Name:
Title: